UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices) (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 20, 2025, SigmaTron International, Inc., a Delaware corporation (the “Company” or “SigmaTron”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Transom Axis AcquireCo, LLC, a Delaware limited liability company (“Parent”), and Transom Axis MergerSub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Transom Capital Group, LLC. Capitalized terms used but not defined herein have the meanings given to them in the Merger Agreement.

The Board of Directors of the Company has unanimously, by resolutions duly adopted at a meeting of the directors of the Company duly called and held (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the other transactions contemplated by the Merger Agreement, including the Offer and the Merger (each as defined below), (iii) resolved that the Merger shall be effected under Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) and (iv) resolved to recommend that the stockholders of the Company tender their shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to Merger Sub pursuant to the Offer (as defined below) (the “Recommendation”), upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, no later than 20 business days after the date of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to acquire any and all of the outstanding shares of Common Stock, in exchange for $3.02 per share, payable in cash promptly after expiration of the Offer, without interest and subject to reduction for any applicable withholding of taxes. The Merger Agreement requires the Offer to remain open for 20 business days, subject to extension under certain circumstances, unless earlier terminated as provided in the Merger Agreement.

The obligation of Merger Sub to irrevocably accept for payment and purchase shares of Common Stock tendered in the Offer is subject to the satisfaction (or, to the extent waivable by Merger Sub or Parent, waiver) of a number of conditions set forth in the Merger Agreement, including: (i) that there have been validly tendered and not validly withdrawn shares of Common Stock that, together with all other shares of Common Stock, if any, owned by Parent and its affiliates, represent at least one share of Common Stock more than 50% of the total number of shares of Common Stock outstanding at the time of the expiration of the Offer (the “Minimum Condition”); (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary materiality qualifications and exceptions; (iii) the Company’s performance of, and compliance with, in all material respects its covenants contained in the Merger Agreement; (iv) the absence of a Company Material Adverse Effect; and (v) other customary conditions set forth in Annex 1 to the Merger Agreement.

As soon as practicable following the consummation of the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. The Merger will be governed by Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger.

Pursuant to and at the effective time (the “Effective Time”) of the Merger, each issued and outstanding share of Common Stock immediately prior to the Effective Time (other than shares of Common Stock held by the Company, Parent, Merger Sub, any wholly owned subsidiary of Parent (other than Merger Sub) or by stockholders of the Company who have not tendered their shares of Common Stock and have properly exercised and perfected their statutory rights of appraisal under the DGCL) will be converted automatically and without any action on the part of the holder thereof or the Company, into, and will thereafter represent, only the right to receive, $3.02 per share in cash (the “Merger Consideration”), without interest and subject to reduction for any withholding of taxes.

In addition, the Merger Agreement provides that, at the Effective Time, by virtue of the Merger, options to purchase shares of Common Stock (each a “Company Option”) outstanding immediately prior to the Effective Time will receive the following treatment:

●	each outstanding Company Option, whether vested or unvested, with an exercise price per share that is less than the Merger Consideration will automatically and without any action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest and less applicable tax withholdings) an amount in cash equal to the product of (x) the total number of shares underlying such Company Option multiplied by (y) the excess of the Merger Consideration over the applicable exercise price per share of such Company Option; and

●	each Company Option with an exercise price per share that is equal to or greater than the Merger Consideration, whether or not vested, will automatically and without any action on the part of the holder thereof or the Company be cancelled with no consideration payable therefor.

In addition, the Merger Agreement provides that, at the Effective Time, by virtue of the Merger, warrants to purchase shares of Common Stock (each a “Company Warrant”) outstanding immediately prior to the Effective Time will receive the following treatment:

●	each outstanding Company Warrant with an exercise price per share that is less than the amount of the Merger Consideration will automatically and without any action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares underlying such Company Warrant multiplied by (y) the excess of the amount of the Merger Consideration over the applicable exercise price per share of such Company Warrant; and

●	each Company Warrant with an exercise price per share that is equal to or greater than the amount of the Merger Consideration and that is then outstanding and unexercised will automatically and without any action on the part of the holder thereof or the Company, be cancelled with no consideration payable therefor.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub for a transaction of this nature, including covenants of the Company regarding the operation of the Company’s business prior to the Effective Time, as well as representations and warranties of Parent and Merger Sub with respect to, among other things, Parent having sufficient cash on hand to enable Parent and Merger Sub to consummate (or cause the consummation of) the transactions contemplated by the Merger Agreement.

In addition, pursuant to the Merger Agreement, the Company has agreed to customary “no shop” restrictions on its ability to, among other things, solicit, initiate or knowingly encourage alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.

Notwithstanding these restrictions, under the terms of the Merger Agreement, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written alternative acquisition proposal that the Board of Directors of the Company has determined, in consultation with outside legal and financial advisors, constitutes or would reasonably be expected to lead to a Superior Proposal, if failing to take such actions would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, subject to the Company having entered into an acceptable confidentiality agreement with such third parties and complied with additional procedural requirements and conditions set forth in the Merger Agreement.

In addition, under the terms of the Merger Agreement, in response to an unsolicited bona fide written alternative acquisition proposal that the Board of Directors of the Company has determined, in consultation with outside legal and financial advisors, constitutes a Superior Proposal, the Board of Directors may make a change of the recommendation and/or cause the Company to terminate the Merger Agreement, to enter into an alternative acquisition agreement with respect to such alternative acquisition proposal, if failing to take such actions would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, subject to the Company having paid a termination fee to Parent (as described below) and complied with additional procedural requirements and conditions set forth in the Merger Agreement.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) termination by the Company to accept and enter into an agreement with respect to a Superior Proposal in compliance in all respects with the no-shop provisions set forth in the Merger Agreement, (ii) termination by Parent due to an uncurable breach by the Company that would result in a failure of the conditions requiring Merger Sub to consummate the Offer from being satisfied, (iii) termination by Parent as a result of a change of Recommendation by the Board of Directors, or (iv) termination by Parent due to a material breach by the Company or its representatives of the no-shop provisions set forth in the Merger Agreement and the Minimum Condition has not been satisfied at such time, the Company will be required to pay Parent a termination fee in the amount of $756,500. In addition to the foregoing termination rights, and subject to certain limitations, either the Company or Parent may terminate the Merger Agreement if the Offer Acceptance Time has not occurred by 11:59 p.m. Central Time on September 17, 2025.

The Merger Agreement also provides that Parent and Merger Sub, on the one hand, or the Company, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Offer and the Merger if the applicable conditions set forth in the Merger Agreement are satisfied. Parent and Merger Sub’s liability for monetary damages for breaches of the Merger Agreement will not exceed $2,292,500.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent.

The Merger Agreement contains representations, warranties, covenants and agreements that were made only for purposes of the Merger Agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time, and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Item 8.01 Other Events.

Tender and Support Agreements

In connection with the execution of the Merger Agreement, on May 20, 2025, Parent and Merger Sub entered into Tender and Support Agreements (each a “Support Agreement”), with each of Gary R. Fairhead, John P. Sheehan, and Frank Cesario (each a “Supporting Stockholder”), who collectively own approximately 2.29% of the outstanding shares of Common Stock as of May 19, 2025. Each Support Agreement provides, among other things, that the applicable Supporting Stockholder will tender all of the shares of Common Stock held by such Supporting Stockholder (including shares of Common Stock subsequently acquired by such Supporting Stockholder) to Merger Sub in the Offer and, if applicable, vote all of such Supporting Stockholder’s shares of Common Stock against any alternative acquisition proposal. The Support Agreements also contain restrictions on the transfer of shares of Common Stock held by the Supporting Stockholders. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements, the form of which is included as Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Commitment Letter

Also on May 20, 2025, pursuant to the Merger Agreement, Parent delivered to the Company an equity commitment letter (the “Equity Commitment Letter”) between Parent and Transom Capital Fund IV, L.P., a Delaware limited partnership (the “Equity Investor”), pursuant to which the Equity Investor has committed to capitalize Parent, directly or indirectly, in an aggregate amount of $95,000,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter. The equity financing, when funded in accordance with the Equity Commitment Letter, will provide an amount that is sufficient to fund the payment of the aggregate Merger Consideration and all related fees, costs and expenses and to repay any of the Company’s existing indebtedness that does not remain outstanding. The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof and is entitled to enforce the commitment thereunder, on the terms and subject to the conditions set forth in the Equity Commitment Letter.

Press Release

On May 21, 2025, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed acquisition of the Company, Parent and Merger Sub will commence a tender offer for all of the outstanding shares of common stock of the Company. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. It is also not a substitute for the tender offer materials that Parent and Merger Sub will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Parent and Merger Sub will file tender offer materials on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PARENT, THE COMPANY OR MERGER SUB WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. A free copy of these materials will be available to the Company’s stockholders by visiting the Company’s website (https://sigmatronintl.com/investors/). In addition, these materials (and all other documents filed by Parent, the Company and Merger Sub with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. The information contained in, or that can be accessed through, the Company’s or Transom’s respective websites is not a part of, or incorporated by reference herein.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are “forward-looking statements.” Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron. All statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, among others, statements relating to SigmaTron or Transom’s future financial performance, business prospects and strategy, expectations with respect to the tender offer and the merger, including the timing thereof and SigmaTron’s and Transom’s ability to successfully complete such transactions and realize the anticipated benefits. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, the risks and uncertainties inherent in the tender offer and the merger, including, among other things, (i) regarding how many of SigmaTron’s stockholders will tender their shares in the tender offer, (ii) the possibility that competing offers will be made, (iii) the ability to obtain requisite regulatory approvals, (iv) the ability to satisfy the conditions to the closing of the tender offer and the merger, (v) the expected timing of the tender offer and the merger, (vi) the possibility that the merger will not be completed, (vii) difficulties or unanticipated expenses in connection with integrating the parties’ operations, products and employees and the possibility that anticipated synergies and other anticipated benefits of the transaction will not be realized in the amounts expected, within the expected timeframe or at all, (viii) the effect of the announcement of the tender offer and the merger on Sigmatron’s and Transom’s business relationships (including, without limitations, partners and customers), (ix) the risk that SigmaTron’s stock price may fluctuate during the pendency of the tender offer and merger transactions, (x) the diversion of SigmaTron’s or Transom’s respective management’s time and attention from ongoing business operations and opportunities, (xi) the response of competitors and other market participants to the transaction, (xii) potential litigation relating to the transaction, (xiii) uncertainty as to timing of completion of the transaction and the ability of each party to consummate the transaction, (xiv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (xv) the expected tax treatment of the transaction, (xvi) and the impact of global macroeconomic conditions and supply chain challenges on SigmaTron’s business and (xvii) other circumstances beyond SigmaTron’s and Transom’s control. You should not place undue reliance on these forward-looking statements. Certain of these and other risks and uncertainties are discussed in SigmaTron’s and Transom’s filings with the SEC, including the Schedule TO (including the offer to purchase, letter of transmittal and related documents) Transom and its acquisition subsidiary will file with the SEC, and the Solicitation/Recommendation Statement on Schedule 14D-9 that SigmaTron will file with the SEC, and SigmaTron’s most recent Form 10-K and Form 10-Q filings with the SEC. Except as required by law, neither SigmaTron nor Transom undertakes any duty to update forward-looking statements to reflect events after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 20, 2025, by and among Transom Axis AcquireCo, LLC, Transom Axis MergerSub, Inc. and SigmaTron International, Inc.

99.1	Press release, dated May 21, 2025, issued by SigmaTron International, Inc. and Transom Axis AcquireCo, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. SigmaTron International, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. SigmaTron International, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: May 21, 2025	By:	/s/ Gary R. Fairhead
Gary R. Fairhead
Chief Executive Officer